WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL SECOND QUARTER ENDED MARCH 31, 2020

•Digital revenue grew 5.7% or 7.4% in constant currency
•Total revenue was down 1.7% compared to the prior year-quarter or flat in constant currency
•Net loss was $74 million versus net income of $67 million in the prior-year quarter
•OIBDA was $12 million versus $191 million in the prior-year quarter

NEW YORK, New York, May 7, 2020—Warner Music Group Corp. today announced its second-quarter financial results for the period ended March 31, 2020.

“We had a tough comparison with an especially strong Q2 in 2019, so I’m pleased that we’ve matched our excellent performance in the prior-year quarter, due in large part to an 11% increase in Recorded Music streaming revenue and a 17% increase in Music Publishing digital revenue. That’s a tremendous achievement, especially coming on the heels of Q1, when we achieved the highest quarterly revenue in our sixteen-year history as a standalone company,” said Steve Cooper, Warner Music Group’s CEO. “In these unprecedented times, we’re determined to protect the livelihoods of our artists, our songwriters and our people. We’re confident that our distinctive combination of creative innovation and financial discipline will help us weather this storm and emerge stronger, better and more agile than ever.”

“For the rest of the fiscal year, we’re focused on delivering robust results and managing our costs carefully,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO. “Our cash position is robust, and our goal now is to come out the other side of the COVID-19 pandemic stronger than ever.”
Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019	% Change	For the Six Months Ended March 31, 2020	For the Six Months Ended March 31, 2019	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,071	$1,090	-2%	$2,327	$2,293	1%
Digital revenue	699	661	6%	1,405	1,288	9%
Operating income	(49)	122	—%	116	269	-57%
Adjusted operating income(1)	(18)	130	—%	158	284	-44%
OIBDA(1)	12	191	-94%	248	406	-39%
Adjusted OIBDA(1)	43	199	-78%	290	421	-31%
Net income (loss)	(74)	67	—%	48	153	-69%
Adjusted net income(1)	(43)	75	—%	90	168	-46%
Net cash provided by operating activities	86	7	—%	164	99	66%

	Twelve Months Ended March 31, 2020	Twelve Months Ended March 31, 2019	% Change
	(unaudited)	(unaudited)
Adjusted EBITDA(1)(2)	$755	$1,097	-31%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.
(2) Adjusted EBITDA for the twelve months ended March 31, 2019 includes a net gain of $389 million, pre-tax, from the sale of the Company’s Spotify shares. Excluding the impact of this net gain, Adjusted EBITDA for the twelve months ended March 31, 2019 was $708 million.

Revenue was down 1.7% (or flat in constant currency). Growth in Recorded Music digital revenue and Music Publishing digital, synchronization and mechanical revenue was more than offset by a decline in Recorded Music physical and artist services and expanded-rights revenue and in Music Publishing performance revenue. Recorded Music licensing revenue was flat. The revenue decline was primarily due to a lighter release schedule, some COVID-related business disruption and foreign exchange rates in the current quarter and one-time impact of a digital streaming license in the prior-year quarter. Digital revenue grew 5.7% (or 7.4% in constant currency), and represented 65.3% of total revenue, compared to 60.6% in the prior-year quarter.

Operating loss was $49 million compared to operating income of $122 million in the prior-year quarter.  OIBDA was $12 million, down 93.7% from $191 million in the prior-year quarter and OIBDA margin decreased 16.4 percentage points to 1.1% from 17.5% in the prior-year quarter. The decrease in operating income, OIBDA and OIBDA margin was primarily the result of higher variable compensation expense of $164 million related to the Company's long-term incentive plan, as well as the margin impact of COVID-related business disruption and one-time non-cash charges of $13 million, partially offset by revenue mix. Adjusted OIBDA decreased 78.4% to $43 million and Adjusted OIBDA margin decreased 14.3 percentage points to 4.0% from 18.3% due to higher variable compensation expense and the margin impact of COVID-related business disruption, partially offset by revenue mix.

Net loss was $74 million compared to net income of $67 million in the prior-year quarter and Adjusted net loss was $43 million compared to Adjusted net income of $75 million in the prior-year quarter. The decrease was due to the operating loss in the quarter, losses on investments compared to a gain in the prior-year quarter and lower other income associated with the gain on the Company's Euro-denominated debt and intercompany loans due to foreign exchange rates, partially offset by a tax benefit in the quarter due to lower pre-tax income.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude costs related to the Company’s proposed initial public offering, certain one-time non-cash charges resulting from COVID-related business disruption and restructuring and other related costs in the current quarter and certain costs related to the Company's Los Angeles office consolidation and restructuring and other related costs in the prior-year quarter. See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income.

As of March 31, 2020, the Company reported a cash balance of $484 million, total debt of $2.983 billion and net debt (defined as total long-term debt, net of deferred financing costs, minus cash and equivalents) of $2.499 billion. In March 2020, the Company declared a regular cash dividend of $37.5 million which was paid to stockholders on April 17, 2020.

Cash provided by operating activities was $86 million compared to $7 million in the prior-year quarter. The change was largely a result of the timing of receivables due to improved collection terms as well as cash management efforts. Free Cash Flow, defined below, was $67 million compared to a negative $48 million in the prior-year quarter. Capital expenditures were $13 million, down from $33 million in the prior-year quarter due to timing of spend on the Company's Los Angeles office consolidation.

Adjusted EBITDA for the twelve months ended March 31, 2020 was $755 million compared to $1,097 million for the comparable prior-year period. The decrease was largely a result of the impact of a net gain of $389 million, pre-tax, from the sale of the Company’s Spotify shares in the prior-year period. Excluding the impact of the Spotify share sale gain, Adjusted EBITDA would have increased $47 million to $755 million due to increases in underlying operating performance, largely driven by the growth in streaming.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019	% Change	For the Six Months Ended March 31, 2020	For the Six Months Ended March 31, 2019	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$907	$933	-3%	$1,991	$1,974	1%
Digital revenue	626	597	5%	1,259	1,160	9%
Operating income	36	134	-73%	227	297	-24%
Adjusted operating income(1)	49	139	-65%	240	305	-21%
OIBDA(1)	76	180	-58%	317	391	-19%
Adjusted OIBDA(1)	89	185	-52%	330	399	-17%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music revenue was down 2.8% (or 1.5% in constant currency).  The revenue decline was primarily due a lighter release schedule, some COVID-related business disruption and foreign exchange rates in the current quarter and the one-time impact of a digital streaming license in the prior-year quarter. Growth in digital revenue was more than offset by declines in physical and artist services and expanded-rights revenue. Licensing revenue was flat. Digital revenue growth reflects the continuing shift to streaming and was impacted by a one-time digital streaming license in the prior year-quarter. The decline in artist services and expanded-rights revenue was due to the timing of tour schedules compared to the prior-year quarter, tour postponements and lower merchandise revenue resulting from COVID. The decline in physical revenue reflects industry trends and a lighter release schedule as well as lower physical sales due to the impact of COVID. Major sellers included Roddy Ricch, Tones And I, Lizzo and Ed Sheeran.

Recorded Music operating income was $36 million, down 73.1% from $134 million in the prior-year quarter and operating margin was down 10.4 percentage points to 4.0% versus 14.4% in the prior-year quarter. OIBDA decreased 57.8% to $76 million from $180 million in the prior-year quarter and OIBDA margin decreased 10.9 percentage points to 8.4%. Adjusted OIBDA was $89 million versus $185 million in the prior-year quarter with Adjusted OIBDA margin down 10.0 percentage points to 9.8%. The decrease in operating income, OIBDA, Adjusted OIBDA and Adjusted OIBDA margin was also driven by higher variable compensation expense of $99 million and COVID-related business disruption, partially offset by revenue mix.
Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019	% Change	For the Six Months Ended March 31, 2020	For the Six Months Ended March 31, 2019	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$166	$158	5%	$339	$323	5%
Digital revenue	74	65	14%	147	130	13%
Operating income	30	27	11%	44	49	-10%
Adjusted operating income(1)	31	27	15%	46	49	-6%
OIBDA(1)	48	47	2%	81	86	-6%
Adjusted OIBDA(1)	49	47	4%	83	86	-3%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing revenue grew 5.1% (or 7.8% in constant currency). Growth in digital, synchronization and mechanical revenue was partially offset by a decline in performance revenue. Digital revenue growth reflects the continuing shift to streaming. Synchronization revenue growth relates to greater revenue from licensing and TV commercials. The increase in mechanical revenue is due to timing of distributions. The decrease in performance revenue was primarily driven by lower activity due to timing of distributions and COVID-related business disruption.

Music Publishing operating income was $30 million compared to $27 million in the prior-year quarter largely driven by higher revenue and lower amortization expense. Operating margin grew 1.0 percentage points to 18.1%. Music Publishing OIBDA increased by $1 million or 2.1% to $48 million, and OIBDA margin declined 0.8 percentage points to 28.9% from 29.7%. Adjusted OIBDA increased by $2 million and Adjusted OIBDA margin declined 0.2 percentage points to 29.5% due to the timing of A&R spend, partially offset by revenue mix.

Financial details for the quarter can be found in the Company’s current Form 10-Q for the period ended March 31, 2020, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group
With a legacy extending back over 200 years, Warner Music Group today is home to an unparalleled family of creative artists, songwriters, and companies that are moving culture across the globe. At the core of WMG’s Recorded Music division are four of the most iconic companies in history: Atlantic, Elektra, Parlophone, and Warner Records. They are joined by renowned labels such as Asylum, Big Beat, Canvasback, East West, Erato, FFRR, Fueled by Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Sire, Spinnin’, Warner Classics, and Warner Music Nashville. Warner Chappell Music - which traces its origins back to the founding of Chappell & Company in 1811 - is one of the world's leading music publishers, with a catalog of more than one million copyrights spanning every musical genre, from the standards of the Great American Songbook to the biggest hits of the 21st century.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution for material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation
The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period. As such, all references to March 31, 2020 and March 31, 2019 relate to the periods ended March 27, 2020 and March 29, 2019, respectively. For convenience purposes, the Company continues to date its financial statements as of March 31.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Six Months Ended March 31, 2020 versus March 31, 2019
(dollars in millions)

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019	% Change
	(unaudited)	(unaudited)
Revenue	$1,071	$1,090	-2%
Cost and expenses:
Cost of revenue	(535)	(559)	-4%
Selling, general and administrative expenses	(538)	(354)	52%
Amortization expense	(47)	(55)	-15%
Total costs and expenses	$(1,120)	$(968)	16%
Operating (loss) income	$(49)	$122	—%
Loss on extinguishment of debt	—	—	—%
Interest expense, net	(33)	(36)	-8%
Other (expense) income, net	(4)	29	—%
(Loss) income before income taxes	$(86)	$115	—%
Income tax benefit (expense)	12	(48)	—%
Net (loss) income	$(74)	$67	—%
Less: Income attributable to noncontrolling interest	—	—	—%
Net (loss) income attributable to Warner Music Group Corp.	$(74)	$67	—%

Net (loss) income per share attributable to Warner Music Group Corp.’s stockholders:
Basic and Diluted	$(0.15)	$0.13

	For the Six Months Ended March 31, 2020	For the Six Months Ended March 31, 2019	% Change
	(unaudited)	(unaudited)
Revenue	$2,327	$2,293	1%
Cost and expenses:
Cost of revenue	(1,200)	(1,185)	1%
Selling, general and administrative expenses	(917)	(730)	26%
Amortization expense	(94)	(109)	-14%
Total costs and expenses	$(2,211)	$(2,024)	9%
Operating income	$116	$269	-57%
Loss on extinguishment of debt	—	(3)	-100%
Interest expense, net	(66)	(72)	-8%
Other (expense) income, net	(9)	57	—%
Income before income taxes	$41	$251	-84%
Income tax benefit (expense)	7	(98)	—%
Net income	$48	$153	-69%
Less: Income attributable to noncontrolling interest	(2)	—	—%
Net income attributable to Warner Music Group Corp.	$46	$153	-70%

Net income per share attributable to Warner Music Group Corp.’s stockholders:
Basic and Diluted	$0.09	$0.30

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at March 31, 2020 versus September 30, 2019
(dollars in millions)

	March 31, 2020	September 30, 2019	% Change
	(unaudited)
Assets
Current assets:
Cash and equivalents	$484	$619	-22%
Accounts receivable, net	763	775	-2%
Inventories	65	74	-12%
Royalty advances expected to be recouped within one year	189	170	11%
Prepaid and other current assets	82	53	55%
Total current assets	$1,583	$1,691	-6%
Royalty advances expected to be recouped after one year	232	208	12%
Property, plant and equipment, net	294	300	-2%
Goodwill	1,761	1,761	—%
Intangible assets subject to amortization, net	1,644	1,723	-5%
Intangible assets not subject to amortization	151	151	—%
Deferred tax assets, net	55	38	45%
Other assets	123	145	-15%
Total assets	$6,124	$6,017	2%
Liabilities and Equity
Current liabilities:
Accounts payable	$246	$260	-5%
Accrued royalties	1,591	1,567	2%
Accrued liabilities	564	492	15%
Accrued interest	34	34	—%
Deferred revenue	167	180	-7%
Other current liabilities	91	286	-68%
Total current liabilities	$2,732	$2,819	-3%
Long-term debt	2,983	2,974	—%
Deferred tax liabilities, net	154	172	-10%
Other noncurrent liabilities	228	321	-29%
Total liabilities	$6,409	$6,286	2%
Equity:
Common A stock	$—	$—	—%
Common B stock	1	1	—%
Additional paid-in capital	1,127	1,127	—%
Accumulated deficit	(1,166)	(1,177)	-1%
Accumulated other comprehensive loss, net	(268)	(240)	12%
Total Warner Music Group Corp. deficit	$(306)	$(289)	6%
Noncontrolling interest	21	20	5%
Total equity	(285)	(269)	6%
Total liabilities and equity	$6,124	$6,017	2%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Six Months Ended March 31, 2020 versus March 31, 2019
(dollars in millions)

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019
	(unaudited)	(unaudited)
Net cash provided by operating activities	$86	$7
Net cash used in investing activities	(19)	(55)
Net cash used in financing activities	(38)	(31)
Effect of foreign currency exchange rates on cash and equivalents	(7)	1
Net increase (decrease) in cash and equivalents	$22	$(78)

	For the Six Months Ended March 31, 2020	For the Six Months Ended March 31, 2019
	(unaudited)	(unaudited)
Net cash provided by operating activities	$164	$99
Net cash used in investing activities	(51)	(293)
Net cash (used in) provided by financing activities	(245)	151
Effect of foreign currency exchange rates on cash and equivalents	(3)	(1)
Net decrease in cash and equivalents	$(135)	$(44)

Figure 4. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Three and Six Months Ended March 31, 2020 versus March 31, 2019
(dollars in millions)

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019
	(unaudited)	(unaudited)
Streaming	$586	$537
Downloads and Other Digital	40	60
Total Recorded Music Digital Revenue	$626	$597

	For the Six Months Ended March 31, 2020	For the Six Months Ended March 31, 2019
	(unaudited)	(unaudited)
Streaming	$1,175	$1,039
Downloads and Other Digital	84	121
Total Recorded Music Digital Revenue	$1,259	$1,160

Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA
OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three and Six Months Ended March 31, 2020 versus March 31, 2019
(dollars in millions)

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019	% Change
	(unaudited)	(unaudited)
Net (loss) income attributable to Warner Music Group Corp.	$(74)	$67	—%
Income attributable to noncontrolling interest	—	—	—%
Net (loss) income	$(74)	$67	—%
Income tax (benefit) expense	(12)	48	—%
Income including income taxes	$(86)	$115	—%
Other expense (income), net	4	(29)	—%
Interest expense, net	33	36	-8%
Loss on extinguishment of debt	—	—	—%
Operating (loss) income	$(49)	$122	—%
Amortization expense	47	55	-15%
Depreciation expense	14	14	—%
OIBDA	$12	$191	-94%
Operating income margin	-4.6%	11.2%
OIBDA margin	1.1%	17.5%

	For the Six Months Ended March 31, 2020	For the Six Months Ended March 31, 2019	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$46	$153	-70%
Income attributable to noncontrolling interest	2	—	—%
Net income	$48	$153	-69%
Income tax (benefit) expense	(7)	98	—%
Income including income taxes	$41	$251	-84%
Other expense (income), net	9	(57)	—%
Interest expense, net	66	72	-8%
Loss on extinguishment of debt	—	3	-100%
Operating income	$116	$269	-57%
Amortization expense	94	109	-14%
Depreciation expense	38	28	36%
OIBDA	$248	$406	-39%
Operating income margin	5.0%	11.7%
OIBDA margin	10.7%	17.7%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Six Months Ended March 31, 2020 versus March 31, 2019
(dollars in millions)

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$(49)	$122	—%
Depreciation and amortization expense	(61)	(69)	-12%
Total WMG OIBDA	$12	$191	-94%
Operating (loss) income margin	-4.6%	11.2%
OIBDA margin	1.1%	17.5%

Recorded Music operating income – GAAP	$36	$134	-73%
Depreciation and amortization expense	(40)	(46)	-13%
Recorded Music OIBDA	$76	$180	-58%
Recorded Music operating income margin	4.0%	14.4%
Recorded Music OIBDA margin	8.4%	19.3%

Music Publishing operating income – GAAP	$30	$27	11%
Depreciation and amortization expense	(18)	(20)	-10%
Music Publishing OIBDA	$48	$47	2%
Music Publishing operating income margin	18.1%	17.1%
Music Publishing OIBDA margin	28.9%	29.7%

	For the Six Months Ended March 31, 2020	For the Six Months Ended March 31, 2019	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$116	$269	-57%
Depreciation and amortization expense	(132)	(137)	-4%
Total WMG OIBDA	$248	$406	-39%
Operating income margin	5.0%	11.7%
OIBDA margin	10.7%	17.7%

Recorded Music operating income – GAAP	$227	$297	-24%
Depreciation and amortization expense	(90)	(94)	-4%
Recorded Music OIBDA	$317	$391	-19%
Recorded Music operating income margin	11.4%	15.0%
Recorded Music OIBDA margin	15.9%	19.8%

Music Publishing operating income – GAAP	$44	$49	-10%
Depreciation and amortization expense	(37)	(37)	—%
Music Publishing OIBDA	$81	$86	-6%
Music Publishing operating income margin	13.0%	15.2%
Music Publishing OIBDA margin	23.9%	26.6%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)
Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability. Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 7 below. We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 7. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Six Months Ended March 31, 2020 versus March 31, 2019
(dollars in millions)

For the Three Months Ended March 31, 2020
	Total WMG Operating Loss	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(49)	$36	$30	$12	$76	$48	$(74)
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	14	—	1	14	—	1	14
IPO Costs	4	—	—	4	—	—	4
COVID-19 Related Costs	13	13	—	13	13	—	13
Adjusted Results	$(18)	$49	$31	$43	$89	$49	$(43)

Adjusted Margin	-1.7%	5.4%	18.7%	4.0%	9.8%	29.5%

For the Three Months Ended March 31, 2019
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$122	$134	$27	$191	$180	$47	$67
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	5	2	—	5	2	—	5
L.A. Office Consolidation	3	3	—	3	3	—	3
Adjusted Results	$130	$139	$27	$199	$185	$47	$75

Adjusted Margin	11.9%	14.9%	17.1%	18.3%	19.8%	29.7%

For the Six Months Ended March 31, 2020
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$116	$227	$44	$248	$317	$81	$48
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	25	—	2	25	—	2	25
IPO Costs	4	—	—	4	—	—	4
COVID-19 Related Costs	13	13	—	13	13	—	13
Adjusted Results	$158	$240	$46	$290	$330	$83	$90

Adjusted Margin	6.8%	12.1%	13.6%	12.5%	16.6%	24.5%

For the Six Months Ended March 31, 2019
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$269	$297	$49	$406	$391	$86	$153
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	10	3	—	10	3	—	10
L.A. Office Consolidation	5	5	—	5	5	—	5
Adjusted Results	$284	$305	$49	$421	$399	$86	$168

Adjusted Margin	12.4%	15.5%	15.2%	18.4%	20.2%	26.6%

Constant Currency
Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Six Months Ended March 31, 2020 versus March 31, 2019 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019	For the Three Months Ended March 31, 2019
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$380	$410	$410
Music Publishing	87	75	75
International revenue
Recorded Music	527	523	511
Music Publishing	79	83	79
Intersegment eliminations	(2)	(1)	(1)
Total Revenue	$1,071	$1,090	$1,074

Revenue by Segment:
Recorded Music
Digital	$626	$597	$589
Physical	94	130	130
Total Digital and Physical	720	727	719
Artist services and expanded-rights	115	134	132
Licensing	72	72	70
Total Recorded Music	907	933	921
Music Publishing
Performance	41	46	45
Digital	74	65	63
Mechanical	15	13	12
Synchronization	34	31	31
Other	2	3	3
Total Music Publishing	166	158	154
Intersegment eliminations	(2)	(1)	(1)
Total Revenue	$1,071	$1,090	$1,074

Total Digital Revenue	$699	$661	$651

	For the Six Months Ended March 31, 2020	For the Six Months Ended March 31, 2019	For the Six Months Ended March 31, 2019
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$833	$841	$841
Music Publishing	168	148	148
International revenue
Recorded Music	1,158	1,133	1,111
Music Publishing	171	175	169
Intersegment eliminations	(3)	(4)	(4)
Total Revenue	$2,327	$2,293	$2,265

Revenue by Segment:
Recorded Music
Digital	$1,259	$1,160	$1,147
Physical	278	361	358
Total Digital and Physical	1,537	1,521	1,505
Artist services and expanded-rights	303	300	297
Licensing	151	153	150
Total Recorded Music	1,991	1,974	1,952
Music Publishing
Performance	87	99	97
Digital	147	130	128
Mechanical	30	28	27
Synchronization	70	60	59
Other	5	6	6
Total Music Publishing	339	323	317
Intersegment eliminations	(3)	(4)	(4)
Total Revenue	$2,327	$2,293	$2,265

Total Digital Revenue	$1,405	$1,288	$1,273

Free Cash Flow
Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 9. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Six Months Ended March 31, 2020 versus March 31, 2019
(dollars in millions)

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019
	(unaudited)	(unaudited)
Net cash provided by operating activities	$86	$7
Less: Capital expenditures	13	33
Less: Net cash paid for investments	6	22

Free Cash Flow	$67	$(48)

	For the Six Months Ended March 31, 2020	For the Six Months Ended March 31, 2019
	(unaudited)	(unaudited)
Net cash provided by operating activities	$164	$99
Less: Capital expenditures	28	59
Less: Net cash paid for investments	23	234

Free Cash Flow	$113	$(194)

Adjusted EBITDA

Adjusted EBITDA is equivalent to “EBITDA” as defined in our Revolving Credit Facility and substantially similar to “Consolidated EBITDA” as defined under our indentures and “EBITDA” as defined under our Senior Term Loan Facility, respectively. Adjusted EBITDA differs from the term “EBITDA” as it is commonly used. The definition of Adjusted EBITDA, in addition to adjusting net income to exclude interest expense, income taxes, and depreciation and amortization, also adjusts net income by excluding items or expenses such as, among other items, (1) the amount of any restructuring charges or reserves; (2) any non-cash charges (including any impairment charges); (3) any net loss resulting from hedging currency exchange risks; (4) the amount of management, monitoring, consulting and advisory fees paid to Access under the Management Agreement or otherwise; (5) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement); (6) transaction expenses; (7) equity-based compensation expense; and (8) certain extraordinary, unusual or non-recurring items. The definition of EBITDA under the Revolving Credit Facility also includes adjustments for the pro forma impact of certain projected cost savings, operating expense reductions and synergies and any quality of earnings analysis prepared by independent certified public accountants in connection with an acquisition, merger, consolidation or other investment.

Adjusted EBITDA is a key measure used by our management to understand and evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of those limitations include: (1) it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue for our business; (2) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on our indebtedness; and (3) it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments. In particular, this measure adds back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net income; however, these are expenses that may recur, vary greatly and are difficult to predict. In addition, Adjusted EBITDA is not the same as net income or cash flow provided by operating activities as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Accordingly, Adjusted EBITDA should be considered in addition to, not as a substitute for, net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.

Figure 10. Warner Music Group Corp. - Reconciliation of Net Income to Adjusted EBITDA, Twelve Months Ended March 31, 2020 versus March 31, 2019
(dollars in millions)

	Twelve Months Ended March 31, 2020	Twelve Months Ended March 31, 2019
	(unaudited)	(unaudited)
Net Income	$153	$462
Income tax (benefit) expense	(97)	158
Interest expense, net	137	138
Depreciation and amortization	264	264
Loss on extinguishment of debt (a)	4	9
Net gain on divestitures and sale of securities (b)	(2)	(8)
Restructuring costs (c)	25	45
Net hedging losses and foreign exchange gains (d)	(18)	(44)
Management fees (e)	11	17
Transaction costs (f)	4	3
Business optimization expenses (g)	37	18
Equity based compensation expense (h)	196	50
Other non-cash charges (i)	39	(30)
Pro forma impact of cost savings initiatives and specified transactions (j)	2	15
Adjusted EBITDA (k)	$755	$1,097
______________________________________
(a)Reflects net loss incurred on the early extinguishment of our debt incurred as part of the May 2019 redemption of the remaining 5.625% Secured Notes for the twelve months ended March 31, 2020. For the twelve months ended March 31, 2019, reflects net loss incurred on the early extinguishment of our debt incurred as part of the June 2018 Senior Term Loan Credit Agreement amendments, the October 2018 partial redemption of 4.125% Secured Notes, the October 2018 open market purchase of our 4.875% Senior Secured Notes and the November 2018 partial redemption of 5.625% Secured Notes.
(b)Reflects net gain on sale of securities and, for the twelve months ended March 31, 2019, net gain on divestitures.
(c)Reflects severance costs and other restructuring related expenses.
(d)Reflects net losses from hedging activities and unrealized gains or losses due to foreign exchange on our Euro-denominated debt and intercompany transactions.
(e)Reflects management fees paid to Access, including an annual fee and related expenses. Pursuant to the Company’s and Holdings’ management agreement with Access, the annual fee is equal to the greater of a base amount of approximately $9 million and 1.5% of Adjusted EBITDA.
(f)Reflects expenses related to transaction costs, which includes qualifying costs associated with the proposed IPO for the twelve months ended March 31, 2020.
(g)Reflects primarily costs associated with IT systems updates and other transformation initiatives and, for the twelve months ended March 31, 2019, costs associated with U.S. shared services relocation.
(h)Reflects equity-based compensation expense related to the Warner Music Group Corp. Senior Management Free Cash Flow Plan.
(i)Reflects non-cash activity, including the unrealized losses (gains) on the mark-to-market of an equity method investment, investment losses (gains) and other non-cash impairments.
(j)Reflects expected savings resulting from transformation initiatives and restructuring programs for the twelve months ended March 31, 2020 and reflects expected savings resulting from transformation initiatives and pro forma impact of specified transactions, including pro forma adjustments related to the acquisition of EMP for the twelve months ended March 31, 2019.
(k)The Adjusted EBITDA as of the twelve months ended March 31, 2019 includes a net gain of $389 million, pre-tax, related to the sale of the Spotify shares acquired in the ordinary course of business. Excluding the impact of this gain, Adjusted EBITDA for the twelve months ended March 31, 2019 was $708 million.

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Media Contact:
James Steven
(212) 275-2213
James.Steven@wmg.com